Exhibit 99.1

Kaleyra Announces First Quarter Financial Results

Total first quarter revenue of $39.7 million, up 18% from the same period a year ago

Largest year-over-year gross profit increase as a public company, up 34% versus Q1 2020

Delivered 7.0 billion billable messages and connected 1.2 billion voice calls

Confirming the full year 2021 guidance with total revenue to be expected in the range of $183 – $185 million

In the final stage of closing the acquisition of Mobile Messaging Solution Provider mGage for $215 million.

Kaleyra executed strategic capital issuances of a total of $325 million, consisting of $200 million of Senior Unsecured Convertible Notes and $125 million Common Stock

New York and Vienna, VA – May 10, 2021 - Kaleyra, Inc. (NYSE: KLR) (KLR WS) (“Kaleyra” or the “Company”), a rapidly growing cloud communications software provider delivering a secure system of application programming interfaces (APIs) and connectivity solutions in the API/Communications Platform as a Service (CPaaS) market, today announced financial results for the first quarter ended March 31, 2021.

“In the first quarter Kaleyra achieved significant year over year revenue growth and successfully managed through another challenging period as the COVID pandemic re-surged in Italy and India, leading to renewed lockdowns and temporarily lower volumes. The team has executed well and I am pleased with our position heading in the second half of 2021 with new product and business offerings coming from the strong human capital investments in R&D to strengthen the omni-channel platform” commented Dario Calogero, Kaleyra’s Founder and Chief Executive Officer. “We are very excited to announce today our special stockholder meeting to approve the mGage transaction on May 27, 2021, towards a closing of the transaction which we expect to take place on June 1, 2021, and we look forward to welcoming mGage, its customers, and the entire team to the Kaleyra family. Kaleyra and mGage together will be uniting two world-class enterprise cloud communications companies to create a top-5 global CPaaS platform with a diversified and balanced product portfolio and geographical representation and that will accelerate Kaleyra’s opportunity to serve the large and growing CPaaS market.”

First Quarter 2021 Financial Highlights

•	Revenue: Total revenue for the first quarter of 2021 was $39.7 million, an 18% increase when compared to $33.6 million in the first quarter of 2020.

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Gross Profit: Gross profit for the first quarter of 2021 was $6.3 million, a 34% increase when compared to $4.7 million for the first quarter of 2020, the largest year-over-year gross profit increase as a public company. Gross margin for the first quarter of 2021 was 16% versus 14% in the first quarter of 2020. The main drivers of gross margin expansion were a revised product mix, an increasing trend toward our higher-margin premium service and voice calls and the churning of low margin routes.

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Net Loss: Net loss for the first quarter of 2021 was $(10.4) million, or $(0.34) per share, based on 30.4 million weighted-average shares outstanding, predominantly due to one-time expenses pertaining to the mGage acquisition and non-cash RSU expenses. During the first quarter of 2020, net loss was $(8.8) million, or $(0.44) per share, based on 20.0 million weighted-average shares outstanding.

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Adjusted EBITDA: Adjusted EBITDA loss was $(1.1) million for the first quarter of 2021, compared to a loss $(0.3) million for the first quarter of 2020. Kaleyra continues to strongly invest in human capital, and in particular in R&D talent, enhancing the head count growth year over year to strengthen the omni-channel platform, and continuous investment in the global sales operations.

Recent Business Highlights

•	Kaleyra delivered 7.0 billion billable messages, a 2% increase from the year ago period, and connected 1.2 billion voice calls, up 55% from the year ago period.

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Kaleyra announced an agreement with Visa to enhance digital payments in Latin America and the Caribbean. As part of the agreement, k-lab, the innovation lab of Kaleyra, will be creating communication solutions for Visa partners and solving digital communication issues that exist across the industry today.

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Kaleyra announced an agreement to acquire mobile messaging solution provider mGage for $215 Million. mGage, a Vivial company, is a best-of-breed mobile messaging solution allowing enterprise clients across a diverse range of end-markets to effectively engage with their customers through all mobile channels for a variety of use cases. The combination will create a top-5 global CPaaS platform with strong positions in the Americas, Europe and APAC. mGage’s offering is very complementary and synergic to Kaleyra’s and this combination will accelerate the financials of the company, doubling the revenue, and enhancing the company’s gross margin and profitability profile. Additionally, this combination with expand Kaleyra’s opportunity to serve the CPaaS market which is expected to reach $26 billion in 2025 with a compounded annual growth rate of 35% and the consolidated A2P Enterprise messaging market which is expected to reach $78 billion in 2022.

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Upon the closing of the merger with mGage, Kaleyra will have strategic capital issuances of new securities that have been valued at $325 million, consisting of $200 million of aggregate principal amount of senior unsecured convertible notes due 2026 and $125 million of gross proceeds from the issuance of Kaleyra common stock in a Private Investment in Public Equity (PIPE) transaction.

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Kaleyra executed a new strategic partnership with WebEngage, India’s leading marketing automation services provider for B2C businesses, to combine Kaleyra’s global cloud communication services with WebEngage’s world-class marketing automation and customer data platform capabilities.

Financial Outlook

Kaleyra’s outlook takes into consideration that the Company’s largest markets, Italy and India, will require a continued monitoring of the outcome of the COVID-19 pandemic. It also reflects the pure organic growth of Kaleyra and does not take into consideration the mGage acquisition.

As of May 10, 2021, Kaleyra is providing guidance for its second quarter and full year 2021 as follows:

•	Second Quarter 2021 Guidance: Total revenue is expected to be in the range of $40.0 - $41.0 million, absent an accelerated wave of COVID-19 cases and shutdowns.

•	Full Year 2021 Guidance: Total revenue is expected to be in the range of $183 – $185 million, confirming the previously communicated guidance.

Quarterly Conference Call

Management will conduct an investor conference call that same day at 5:00 p.m. EST (2:00 p.m. PST) to discuss these results. Questions will be taken after management’s presentation. A live webcast of the call and the replay will be available in the Investors section of the Kaleyra website at https://investors.kaleyra.com/news-events/ir-calendar.

To Participate via Telephone:

US: 877-407-0792

International: 201-689-8263

Conference ID: 13718979

Replay of the call:

US: 844-512-2921

International: 412-317-6671

Start Date: Monday May 10, 2021, 10:00 a.m. ET

End Date: Monday May 24, 2021, 11:59 p.m. ET

About Kaleyra Inc.

Kaleyra, Inc. (NYSE American: KLR) (KLR WS), is a global group providing mobile communication services for financial institutions and enterprises of all sizes worldwide. Through its proprietary platform, Kaleyra manages multi-channel integrated communication services on a global scale, comprising of messages, push notifications, e-mail, instant messaging, voice services and chatbots. Kaleyra’s technology today makes it possible to safely and securely manage billions of messages monthly with a reach to hundreds of MNOs and over 190 countries. For more information: https://www.kaleyra.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Kaleyra, its product and customer developments, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and the business plans of Kaleyra’s management team, and the impact of the COVID-19 pandemic on its business and financial performance. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Kaleyra in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including but not limited to: (i) the risk that the mGage transaction may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the approval by the stockholders of the Company of the issuance of shares as merger consideration and for the PIPE and Convertible Note investments by the Company, (iii) the inability to complete the PIPE and Convertible Note investments in connection with the transaction, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (v) the effect of the announcement or pendency of the transaction on mGage’s business relationships, operating results and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of mGage and potential difficulties in mGage employee retention as a result of the transaction, (vii) the outcome of any legal proceedings that may be instituted against mGage or against the Company related to the merger agreement or the transaction, (vii) the ability to maintain the listing of the Company’s securities on a national securities exchange, (ix) the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company plans to operate or mGage operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s or mGage’s business and changes in the combined capital structure, (x) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xi) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (xii) the size and growth of the market in which mGage operates, (xiii) the mix of services utilized by Kaleyra’s customers and such customers’ needs for these services, (xiv) market acceptance of new service offerings, (xv) the ability of Kaleyra to expand what it does for existing customers as well as to add new customers, (xvi) that Kaleyra will have sufficient capital to operate as anticipated, and (xvii) the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as governmental responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on Kaleyra’s operations, the demand for Kaleyra’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It / Non-Solicitation

In connection with the proposed transaction, the Company intends to file a combination proxy statement/prospectus registration statement on Form S-4 with the SEC. The proxy statement will be sent to the stockholders of the Company. The Company and mGage also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company and mGage through the website maintained by the SEC at www.sec.gov.

The documents filed by the Company with the SEC also may be obtained free of charge at the Company’s website at https://www.kaleyra.com/ or upon written request to the Company, c/o Kaleyra, Inc., Via Marco D’Aviano, 2, Milano MI, Italy.

Participants in Solicitation

The Company and mGage and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s filings with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the combination proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

These communications do not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Non-GAAP Financial Measure and Related Information

This press release includes reference to Adjusted EBITDA, a financial measure that is not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA is defined as of any date of calculation, as the consolidated pro forma earnings/(loss) of Kaleyra and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization, plus (i) transaction expenses, (ii) without duplication of clause (i), severance or change of control payments, (iii) any expenses related to company restructuring, (iv) the Adjusted EBITDA for pre-acquisition period of subsidiaries, (v) any compensation expenses relating to stock options, restricted stock units, restricted stock or similar equity interests as may be issued by Kaleyra or any of its subsidiaries to its or their employees and (vi) any provision for the write down of assets. Management uses Adjusted EBITDA, among other reasons, as it is a metric for determining whether there will be an earnout payment in accordance with the terms of the Stock Purchase Agreement. This non-GAAP financial measure is not a measure prepared in accordance with GAAP and might not be consistent with similar measures used by other companies. It shall not be considered as an alternative to any other measures of performance prepared under GAAP.

Investor Contacts

Marc P. Griffin

ICR, Inc.

Marc.Griffin@icrinc.com

ir@kaleyra.com

646-277-1290

KALEYRA, INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$35,507	$32,970
Short-term investments	4,287	4,843
Trade receivables, net	41,611	43,651
Prepaid expenses	1,233	1,447
Other current assets	5,222	2,134

Total current assets	87,860	85,045
Property and equipment, net	7,113	6,726
Intangible assets, net	7,156	7,574
Goodwill	16,612	16,657
Deferred tax assets	40	703
Other long-term assets	299	1,797

Total Assets	$119,080	$118,502

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$46,135	$51,768
Debt for forward share purchase agreements	—	483
Notes payable due to related parties	3,750	7,500
Lines of credit	4,439	5,273
Current portion of bank and other borrowings	8,082	10,798
Deferred revenue	3,107	3,666
Payroll and payroll related accrued liabilities	3,374	3,292
Other current liabilities	2,786	5,988

Total current liabilities	71,673	88,768
Long-term portion of bank and other borrowings	31,020	31,974
Long-term portion of notes payable	405	2,700
Long-term portion of employee benefit obligation	1,886	1,886
Other long-term liabilities	2,158	603

Total Liabilities	107,142	125,931

Stockholders’ equity (deficit):
Common stock	3	3
Additional paid-in capital	122,252	93,628
Treasury stock, at cost	(30,431)	(30,431)
Accumulated other comprehensive loss	(1,725)	(2,826)
Accumulated deficit	(78,161)	(67,803)

Total stockholders’ equity (deficit)	11,938	(7,429)

Total liabilities and stockholders’ equity (deficit)	$119,080	$118,502

KALEYRA, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue	$39,714	$33,633
Cost of revenue	33,390	28,902

Gross profit	6,324	4,731

Operating expenses:
Research and development	2,868	2,810
Sales and marketing	2,859	3,743
General and administrative	10,602	7,759

Total operating expenses	16,329	14,312

Loss from operations	(10,005)	(9,581)
Other income, net	45	42
Financial expense, net	(719)	(41)
Foreign currency income	355	168

Loss before income tax expense (benefit)	(10,324)	(9,412)
Income tax expense (benefit)	34	(589)

Net loss	$(10,358)	$(8,823)

Net loss per common share, basic and diluted	$(0.34)	$(0.44)

Weighted-average shares used in computing net loss per common share, basic and diluted	30,364,943	19,979,589

KALEYRA, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(10,358)	$(8,823)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	909	638
Stock-based compensation, preference share and others	4,560	6,308
Non-cash settlement of preference share liability	—	(2,486)
Provision for doubtful accounts	813	117
Realized gains on marketable securities	(2)	—
Employee benefit obligation	69	89
Change in fair value of warrant liability	1,263	—
Reversal of accrued interest on forward share purchase agreement	(659)	—
Non-cash interest expense, net	115	72
Deferred taxes	663	(323)
Change in operating assets and liabilities:
Trade receivables	440	1,710
Other current assets	(164)	1,111
Other long-term assets	1,499	(808)
Accounts payable	(4,128)	(5,694)
Other current liabilities	(2,735)	3,526
Deferred revenue	(474)	206
Long-term liabilities	(18)	1,505

Net cash used in operating activities	(8,207)	(2,852)

Cash Flows from Investing Activities:
Purchase of short-term investments	—	(3,179)
Sale of short-term investments	546	5,041
Purchase of property and equipment	(91)	(89)
Sale of property and equipment	—	16
Capitalized software development costs	(768)	(731)
Purchase of intangible assets	(2)	(6)

Net cash provided by (used in) investing activities	(315)	1,052

Cash Flows from Financing Activities:
Proceeds from (payments on) line of credit, net	(663)	1,721
Borrowings on term loans	—	8,800
Repayments on term loans	(1,869)	(5,463)
Repayments on notes	(3,750)	—
Repurchase of common stock in connection with forward share purchase agreements	—	(2,587)
Receipts (payments) related to forward share purchase agreements	17,045	(167)
Proceeds related to settlement of non-forfeited 2020 Sponsor Earnout Shares	1,244	—
Repayments on capital lease	(37)	—

Net cash provided by financing activities	11,970	2,304

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(911)	(454)

Net increase in cash, cash equivalents and restricted cash	2,537	50
Cash, cash equivalents and restricted cash, beginning of period	32,970	36,997

Cash, cash equivalents and restricted cash, end of period	$35,507	$37,047

KALEYRA, Inc.

Adjusted EBITDA Reconciliation of GAAP to Non-GAAP Financial Information

For the Three Months Ended March 31, 2021 and March 31, 2020

(Unaudited, in millions)

	Three Months Ended March 31,
Adjusted EBITDA	2021	2020
Net loss	$(10.4)	$(8.8)
Other income, net	(0.0)	(0.0)
Financial income (expense), net	0.7	0.0
Foreign currency income (loss)	(0.4)	(0.2)
Income tax expense (benefit)	0.0	(0.6)

Loss from operations	$(10.0)	$(9.6)
Depreciation and amortization	0.9	0.6
Stock-based compensation, preference shares and others	5.5	6.3
Transaction and one-off costs	2.5	2.4
Company restructuring	0.0	0.0

Adjusted EBITDA	$(1.1)	$(0.3)